UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS — May 4, 2009

PROXY STATEMENT

StarTek, Inc.

44 Cook Street, 4th Floor

Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 4, 2009

To the Stockholders:

The 2009 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 4, 2009, at 8:00 a.m. local time, for the following purposes:

1.              To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2.              To ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for the year ending December 31, 2009.

3.              To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 5, 2009 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the board of directors,

A. Laurence Jones
President and Chief Executive Officer

March 18, 2009

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save us the expense and extra work of additional solicitation.  Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible.  You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

PROXY STATEMENT

STARTEK, INC.

44 COOK STREET, 4th FLOOR, DENVER, COLORADO 80206

(303) 262-4500

2009 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2009

This Proxy Statement was first made available to stockholders on or about March 18, 2009.  It is furnished in connection with the solicitation of proxies by the board of directors of StarTek, Inc., a Delaware corporation, to be voted at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 4, 2009, at 8:00 a.m. local time.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value.  Stockholders of record at the close of business on March 5, 2009 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held.  On March 5, 2009, there were 14,813,912 shares of common stock outstanding.

Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our stockholders.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone.  In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting.  A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.  We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.  The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders.  In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted.

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve ratification of our independent registered accounting firm.

Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied.  Votes withheld from nominees will have no effect on their election.  For purposes of the other proposal and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.  Because brokers may not vote “unvoted” shares on behalf of their customers for such “non-routine” matters, it is critical that stockholders vote their shares.

The board of directors has selected Ed Zschau and A. Laurence Jones, and each of them, to act as proxies with full power of substitution.  Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities.  The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of March 1, 2009, regarding the beneficial ownership of shares of our common stock by:

•             Each of our directors and the executive officers named in the Summary Compensation Table;

•             Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•             All of our executive officers and directors as a group.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number of Shares(1)	Percentage of Class
A. Emmet Stephenson, Jr. (2)(3)	2,914,382	19.67%
T. Rowe Price Associates (4)	1,908,300	12.88%
Wellington Management Company, LLP (5)	1,771,460	11.96%
Dimensional Fund Advisors LP (6)	940,043	6.35%
Heartland Advisors, Inc. (7)	750,000	5.06%
All Directors and Executive Officers as a group (12 persons) (8)	720,379	4.67%
A. Laurence Jones (2)(9)	326,352	2.16%
David G. Durham (2)(10)	90,333	*
Mary Beth Loesch (2)(11)	65,579	*
Susan L. Morse (2)(12)	63,890	*
Ed Zschau (2)(13)	43,600	*
D. Michael Clayton (2)(14)	40,820	*
Albert C. Yates (2)(15)	21,600	*
P. Kay Norton (2)(16)	19,600	*
Harvey A. Wagner (2)(17)	6,750	*
Michael Griffith (2)	1,658	*
Patrick M. Hayes (2)	0	*

*  Less than one percent.

(1)               Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after March 1, 2009.  Included in this table are all shares of restricted stock (vested and unvested) as of March 1, 2009.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)               The address of such person is c/o StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.

(3)               Mr. Stephenson has entered into an Investor Rights Agreement with us, which is more fully described on page 25 of this definitive proxy statement.

(4)               This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by T. Rowe Price Associates, Inc. on February 12, 2009.  The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202.  These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 925,000 shares, representing 6.2% of the shares outstanding), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Price Associates reports sole voting power with respect to 904,300 shares and sole dispositive power with respect to 1,908,300 shares.

(5)               This disclosure is based on a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 17, 2009.  The address of this stockholder is 75 State Street, Boston, Massachusetts 02109.  Wellington Management Company, LLP reports shared voting power with respect to 1,148,019 shares and shared dispositive power with respect to 1,771,460 shares.

(6)               This disclosure is based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2009.  The address of this stockholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.  For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors LP is deemed to be a beneficial owner of such securities; however, Dimensional Fund Advisors, LP expressly disclaims that it is, in fact, the beneficial owner of such securities.  Dimensional Fund Advisors LP reports sole voting power with respect to 918,543 shares and sole dispositive power with respect to 940,043 shares.

(7)               This disclosure is based on a Schedule 13G/A filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., on February 11, 2009.  The address of this stockholder is 789 North Water Street, Milwaukee, Wisconsin 53202.  These securities are owned by various individual and institutional investors, including Heartland Value Fund, a series of the Heartland Group, Inc. (which owns 750,000 shares, representing 5.06% of the shares outstanding), for which Heartland Advisors, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Heartland Advisors, Inc. and William J. Nasgovitz are deemed to be beneficial owners of such securities; however, each of Heartland Advisors, Inc. and Mr. Nasgovitz expressly disclaim that it is, in fact, the beneficial owner of such securities.  Heartland Advisors, Inc. reports shared voting power with respect to 750,000 shares and shared dispositive power with respect to 750,000 shares.

(8)               Includes an aggregate of 603,339 shares of common stock underlying vested stock options.

(9)               Includes 269,667 shares of common stock underlying vested stock options.

(10)         Includes 73,333 shares of common stock underlying vested stock options.

(11)          Includes 59,722 shares of common stock underlying vested stock options.

(12)         Includes 59,722 shares of common stock underlying vested stock options.

(13)         Includes 10,000 shares owned by the Zschau Living Trust and 30,000 shares of common stock underlying vested stock options.

(14)         Includes 38,820 shares of common stock underlying vested stock options.

(15)         Includes 15,000 shares of common stock underlying vested stock options.

(16)         Includes 15,000 shares of common stock underlying vested stock options.

(17)         Includes 6,750 shares of common stock underlying vested stock options.

Except as set forth in the table presented previously, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that Insiders have timely filed all Section 16(a) reports during the 2008 fiscal year with the exception of a common stock purchase by P. Kay Norton, Director and a common stock purchase by Albert C. Yates, Director.  Form 4s were subsequently filed with respect to these purchases.

CODE OF ETHICS

We have adopted a Corporate Code of Ethics and Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer.  The Corporate Code of Ethics and Business Conduct is available on the investor relations page of our website at www.startek.com.  We intend to disclose on our website any amendments to or waivers of the code applicable to our principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our By-laws provide that our board of directors must consist of at least one director and no more than nine.  Each director serves a one year term (or until his or her successor is elected and qualified).  At the Annual Meeting, our stockholders will elect five directors to serve until the 2010 Annual Meeting of Stockholders or until successors are duly elected and qualified.

The board of directors, upon recommendation of the Governance and Nominating Committee, has nominated Dr. Ed Zschau, Dr. Albert C. Yates, Mr. A. Laurence Jones, Ms. P. Kay Norton and Mr. Harvey A. Wagner for re-election to serve as directors until their terms expire in 2010.  The names of the nominees, their principal occupations, and years in which they became directors are set forth below.  In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders.  We have no reason to anticipate that this will occur.

Biographical information regarding the board of director nominees seeking election is as follows:

Dr. Ed Zschau; age 69; Visiting Lecturer at Princeton University (a), (b), (c)

Dr. Zschau has served as one of our directors since January 1997 and was appointed Vice Chairman in December 2004. He was appointed Chairman of the board of directors in May 2006. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division.

P. Kay Norton; age 57; President of the University of Northern Colorado (b), (c)

Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado for the past six years, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.

Dr. Albert C. Yates; age 67; Business Consultant and member of Board of Directors of Guaranty Bancorp, Inc. (a), (c)

Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the board of directors of Guaranty Bancorp, Inc., based in Denver, Colorado, and Level 3 Communications. Dr. Yates was President of Colorado State University for 13 years. He served on the board of First Interstate Bank of Denver from 1990 to 1997 and was a director of the Federal Reserve Bank of Kansas City-Denver branch for six years. Dr. Yates was also a trustee of the Berger Funds and formerly served in the Navy for two years.

Harvey A. Wagner; 68; President, CEO and Director of Caregiver Services, Inc. (a), (b), (c)

Mr. Wagner was appointed as a director in May 2008.  He is currently President and CEO of Caregiver Services, Inc., a provider of in-home care and staffing services based in Miami, Florida, a position he has held since April 2008.  He served as the Managing Principal of the H.A. Wagner Group, LLC, an investment and consulting firm from August 2007 to March 2008.

He previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, and as a member of its board of directors from April 2004 to July 2007. He served as its Acting President and Chief Executive Officer from May 2004 to October 2004. Prior to joining Quovadx, Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an independent energy company, from January 2003 to April 2004.  Before his service at Mirant, Mr. Wagner was Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Optio Software, Inc., a software provider, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager and Chief Operating Officer for PaySys International, Inc., a provider of financial payment processing applications, from December 1999 to April 2001. He also served as Executive Vice President of Finance and Administration and Chief Financial Officer for Premiere Technologies, Inc. from April 1998 to September 1999. He is currently a director of FormFactor, Inc., Cree, Inc. and Caregiver Services, Inc (a privately held company).

A. Laurence Jones; age 56; President and Chief Executive Officer, StarTek, Inc.

Mr. Jones has served on our board of directors since July 17, 2006 and as our President and Chief Executive Officer since January 5, 2007. Mr. Jones most recently served as principal of Aegis Management, LLC, which provides management consulting services. He served as President and CEO of Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries, from 2004 until May 2006, when the company was sold to a private equity firm. He served as a director of Activant for six years prior to taking the President and CEO position there. From November 2002 through July 2004, Mr. Jones was Chairman and CEO of Interelate, Inc., which provided outsourced customer relationship management services. From 1999 until 2002, Mr. Jones was President and CEO of MessageMedia, a public internet company which provides e-marketing services. He has also held management and/or director positions at Exabyte Corporation, WebClients, Neodata Services, Inc., GovPX, Inc., Automatic Data Processing, and Wang Laboratories.

(a)          Member of the Compensation Committee of the board of directors

(b)         Member of the Audit Committee of the board of directors

(c)          Member of the Governance and Nominating Committee of the board of directors

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The board of directors during 2008 was comprised of Dr. Ed Zschau, Dr. Albert C. Yates, Ms. P. Kay Norton, Mr. Harvey Wagner and Mr. A. Laurence Jones, the biographies for whom are set forth above.  The board of directors held 14 meetings during 2008 and took no action by unanimous written consent in lieu of a meeting.  All directors attended all meetings of the board of directors and of the Committees on which they served during 2008 that occurred while they were a director, except for Dr. Yates, who was unavailable for one meeting of the Audit Committee, and Ms. Norton, who was unable to attend one meeting of the board of directors.  As a result, all members attended at least 75% of the meetings of the board of directors and committees on which they serve.  We do not require that our directors attend our annual meetings of stockholders; however all directors attended the 2008 Annual Meeting.

Our board of directors has determined that each of Dr. Zschau, Dr. Yates, Ms. Norton and Mr. Wagner are independent directors under the regulations of the New York Stock Exchange (the “NYSE”).  None of these directors or nominees has any relationship or has been party to any transactions that the board believes could impair the independent judgment of these directors or nominees in considering matters relating to us.  The independent directors meet regularly without management present, and Dr. Zschau, our Chairman, presides as “lead director” at these meetings.

Our board of directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, which assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls.  The Audit Committee has a charter.  The charter is available on our website at www.startek.com.  The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are Mr. Wagner, Dr. Zschau and Ms. Norton, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Our board of directors has determined that Mr. Wagner, Chairman of the Audit Committee, and Dr. Zschau, Audit Committee member, each qualify as an “audit committee financial expert” under SEC rules. The Audit Committee met four times during 2008.

Our board of directors also has a Compensation Committee, for which the Board has adopted a written Compensation Committee Charter.  A current copy of this charter is available on our website, www.startek.com.  The Compensation

Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of the equity incentive plans.  The members of the Compensation Committee are Dr. Zschau, Dr. Yates, and Mr. Wagner, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met ten times in 2008 and took action by unanimous written consent in lieu of a meeting once.  Dr. Yates is the Chairman of the Compensation Committee.

The Governance and Nominating Committee of our board of directors is responsible for the nomination of candidates for election to our board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the board for approval.  The Governance and Nominating Committee has a charter.  The charter is available on our website, www.startek.com.  The members of the Governance and Nominating Committee are Dr. Zschau, Dr. Yates, Ms. Norton and Mr. Wagner, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards.  Ms. Norton is the Chairman of the Governance and Nominating Committee.  Notwithstanding the Governance and Nominating Committee, certain of our nominees to our board of directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 25 under “Investor Rights Agreement.” The Governance and Nominating Committee held four meetings in 2008.

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our by-laws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 27 under “Stockholder Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as other candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on our board.  In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the board, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the board’s effectiveness.

Copies of our key corporate governance documents, including those committee charters, described previously, are available on the investor relations page of our website at www.startek.com.  Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Director of SEC Reporting, 44 Cook Street, 4th Floor, Denver, Colorado, 80206.

EXECUTIVE OFFICERS

Officer Name	Age	Position	Since

A. Laurence Jones	56	President and Chief Executive Officer	2007
David G. Durham	47	Executive Vice President, Treasurer and Chief Financial Officer	2007
Mary Beth Loesch	48	Senior Vice President of Business Development	2007
Susan L. Morse	62	Senior Vice President of Human Resources	2007
D. Michael Clayton	59	Senior Vice President, Secretary and General Counsel	2007
Chad Thorpe	34	Senior Vice President, Operations	2008
Bret Milne	40	Regional Vice President, Operations	2008
Faye Victora	45	Vice President, Support Services	2008

Mr. Jones’ biography appears under the heading “Election of Directors.”

David G. Durham; age 47; Executive Vice President, Treasurer and Chief Financial Officer

Mr. Durham has served as our Executive Vice President, Treasurer and Chief Financial Officer since September 2007. Mr. Durham most recently served as Chief Financial Officer and Treasurer for CIBER, Inc., an international information technology consulting company. Mr. Durham joined CIBER in May of 1995 when the company acquired St. Louis based

Spencer & Spencer Systems, Inc., where he was Vice President and Chief Financial Officer. Mr. Durham began his career in public accounting with St. Louis based Rubin Brown.

Mary Beth Loesch; age 48; Senior Vice President of Business Development

Ms. Loesch has served as our Senior Vice President of Business Development since January 2007.  From 2004 to 2006, Ms. Loesch served as Senior Vice President of Business Development at Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries. From 2003 to 2004, she was Senior Vice President of Mergers and Acquisitions at Interelate, Inc., which provided outsourced customer relationship management services. Ms. Loesch served as Senior Vice President of International and Corporate Development for MessageMedia from 1999 to 2002, a public internet company which provides e-marketing services. She has also served in various executive roles at KPMG Consulting, CSG Systems and US West.

Susan L. Morse; age 62; Senior Vice President of Human Resources

Ms. Morse has served as our Senior Vice President of Human Resources since February 2007. From 2005 to 2006, Ms. Morse was Vice President of Human Resources at Carrier Access, a telecommunications equipment technology company. Ms. Morse served as Senior Vice President of Human Resources at Whitewave Foods, a subsidiary of Dean Foods, from 2002 to 2005. From 1999 to 2002, Ms. Morse was Vice President of Human Resources at MessageMedia, a public internet company which provides e-marketing services. From 1993 to 1999, she served as Division President of Human Resources at Centrobe, Inc., formerly Neodata Services, Inc. She has also held various other human resources positions at Wang Laboratories.

D. Michael Clayton; age 59; Senior Vice President, Secretary and General Counsel

Mr. Clayton has served as our Senior Vice President, Secretary and General Counsel since February 2007. From March 2003 to December 2006, Mr. Clayton served as International and IP Counsel for Intrado, Inc., a global provider of integrated data and telecommunications solutions. From September 2000 to December 2002, Mr. Clayton served as Vice President, General Counsel and Secretary at Alliente, Inc., a business process outsourcer which provides indirect procurement services to global clients in the telecommunications industry. From 1984 to 1999, he served as Vice President, General Counsel and Secretary at Samsonite Corporation.

Chad Thorpe; age 34; Senior Vice President, Operations

Mr. Thorpe has served as our Senior Vice President, Operations since March 2009 and has served as our Vice President of Operations since June 2008.  Prior to his role as Vice President of Operations, Mr. Thorpe served as a Regional Vice President from May 2006 to June 2008, as a Client Services Director from August 2005 to May 2006, and as a Site Director from October 2004 to August 2005.  From 2002 to 2004, Mr. Thorpe served as Regional Call Center Manager at IAC-Ticketmaster, an internet company with a network of websites.

Bret Milne; age 40; Regional Vice President, Operations

Mr. Milne has served as our Regional Vice President of Operations since 2002.  Mr. Milne has been with us for over sixteen years.  Prior to his role as Regional Vice President of Operations, Mr. Milne served as General Manager — Teleservices from 1999 to 2001.

Faye Victora; age 45; Vice President, Support Services

Ms. Victora has served as our Vice President of Support Services since December 2007.  Prior to her role as Vice President of Support Services, Ms. Victora served as Senior Director from June 2007 to December 2007.  From October 2004 to May 2007, Ms. Victora served as Vice President, Business Development at ACS, a provider of business process outsourcing and information technology services.

COMPENSATION DISCUSSION AND ANALYSIS

Business Strategy

We seek to create shareholder value by becoming a market leader in providing high-value services to clients in the communications industry.  To be a leader in the market, our strategy is to:

•                  grow our existing client base by deepening and broadening our relationships,

•                  add new clients and continue to diversify our client base,

•                  improve the profitability of our business through operational improvements and secure higher margin business,

•                  expand on our delivery platform to broaden our service offerings and

•                  make prudent acquisitions to expand our business scale and service offerings.

Objectives

Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel.  The objectives of our compensation programs are to:

•                  attract, motivate, and retain superior talent,

•                  ensure that compensation is commensurate with our performance and shareholder returns and

•                  ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in shareholder value.

Elements of Executive Compensation Structure

Our compensation structure is simple, and consists of three tiers of remuneration.

•                  The first tier consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits.  Our executives enjoy the same retirement, health, and welfare package provided to all of our exempt employees, plus supplemental company-paid life insurance, long-term disability and accidental death and dismemberment insurance.  This tier of remuneration is designed to be sufficiently competitive, given market and economic conditions, to attract and retain high-quality executives.  In 2008, we terminated our deferred compensation plan.  It was replaced with a safe harbor 401(k) plan that we adopted on January 1, 2007.  The safe harbor 401(k) plan is available to all employees, whereas the deferred compensation plan was provided primarily to management level employees.

•                  The second tier consists of a short-term incentive bonus plan.  The incentive bonus plan is linked to individual and Company performance.  Payouts under this plan occur twice yearly and vary based on individual level and performance and the extent to which the Company meets its stated goals, as described further below.

•                  The third tier consists of long-term incentives designed to reward certain key personnel, primarily middle and senior management, for the achievement of sustainable growth in shareholder value.  These long-term incentives are typically in the form of stock options and restricted stock awards granted under the StarTek, Inc. 2008 Equity Incentive Plan.

Purpose of the Current Incentive Plan Structure

The purpose of the short-term incentive plan structure is to ensure that executives stay focused on improving operating efficiencies, despite short-term challenges such as significant growth efforts.  We recognize that growth in revenue without increased operating efficiencies and income from operations is counter-productive.  The short-term incentive plan is designed to keep executives focused on this reality and on improving our performance.  The short-term incentive plan also allows for individual strategic goals, which, for the past two years, have been shared goals for the executive team.  This allows us to place a focus on specific strategic actions which may not have returns in the short-term and to align the entire executive team on the business necessity of meeting those goals.

Long-term incentives provided to our executives consist of equity grants in the form of stock options or restricted stock grants which are designed to retain key personnel and keep executives focused on increasing long-term shareholder value through sustainable improvements in our business, as reflected in our stock price.  Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth.  However, the combination of growth and sustained improvement in profitability is necessary for sustained improvement in our stock value.  Accordingly, the long-term incentives keep executives focused on both our short and long-term success and, if profitability and stock appreciation are sustained, the long-term incentives could potentially be the largest source of compensation for each executive officer in the long run.

How We Determine to Pay What We Pay

Our cash compensation policy is based both on market competitive norms and performance.  On a bi-annual basis we determine market norms by referencing executive officer salaries and bonuses at peer companies.  These norms were last established in 2007 and were based on a 15-company peer group of business processing outsourcing companies (see “Benchmarking of Compensation” below), and third party compensation surveys.  The data will be updated and reviewed again in 2009.  Base pay for executive officers is currently at or slightly below the 50th percentile of the peer group.  However, our maximum bonus opportunity can be significantly above the midpoint of the market range depending on Company and individual performance.  The level at which Company performance determines a certain executive’s bonus payout is different depending on the level of the executive; generally, the bonus criteria for the executive officers  are tied closely to Company performance, while the bonuses of other management personnel are based partially on Company or site performance and partially on individual performance during the year.

Our Compensation Committee takes several factors into account in determining the level of long-term incentive opportunity to grant to executive officers.  In 2008 and 2009, the Compensation Committee primarily took the following factors into account:

•                  each executive officer’s performance,

•                  equity compensation grants made in the past,

•                  recent changes in stock value,

•                  value realized by executives from past grants,

•                  the financial statement impact of equity compensation grants,

•                  the level of grant required to keep executives focused and motivated in the coming year, and

•                  competitive practices among our peer group with regard to long-term incentives in that particular year.

Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:

•                  Currently, the majority of an employee’s cash compensation comes in the form of a base salary, which is at or slightly below the median peer group level.  The cash from these base salaries can be enhanced by the payment of a bonus that is at or above market norms.  This level of payment will only come, however, if we achieve improvements in revenue and profitability or earnings per share.  Therefore, by linking Company performance to all or some of the payment of an annual bonus, particularly for executives, we can provide a strong incentive for our executives to improve key business drivers and thus, profitability and margins.

•                  We expect that in the long run, the bulk of executive officer compensation will come from stock price appreciation and other long-term incentives.  Executives are allocated sufficient equity upside to ensure that they will be rewarded for sustained increases in stock value.  We believe that we can drive increases in stock value through sustainable growth and improvement in profitability as well as by maintaining credibility in the marketplace.  Through these means, we hope to motivate our executives to create the kind of sustained increase in share value that will reward shareholders and executives alike.

In 2008, the Compensation Committee granted restricted stock to certain executive officers and members of management in recognition of extraordinary efforts made in 2007 to improve our operating performance.  In 2009, the Compensation Committee approved annual grants of stock options to executive officers and qualified members of management. The amounts of these grants ranged from the competitive median to the 75th percentile of the guidelines established by the Compensation Committee based upon comparisons to equity grants made by peer companies in our benchmarking study.  The stock options were granted within this range based upon assessments of individual performance.  These grants were made in recognition of the need to retain high quality talent and to recognize the efforts made in achieving operational goals in support of our strategic objectives, such as the expansion of our delivery platform to broaden our service offerings during 2008.

Benchmarking of Compensation and Determination of Pay

In determining compensation for executive officers in 2008, we utilized the benchmarking completed in 2007.  This benchmarking looked at publicly traded business process outsourcing companies which have annual revenue in the range of $200 million to $500 million.  We included the following companies in our benchmark analysis: APAC Customer Services, CDI, COMFORCE, Computer Task Group, ExlService Holdings, First Consulting Group, ICT Group, iGate, Intelligroup, Lionbridge Technologies, PeopleSupport, PFSweb, Rainmaker Systems, Sykes Enterprises, and Virtusa.  We looked at the compensation paid to the executive officers of these companies to assess where we stand relative to market.  We observed that our base pay was at or slightly below the midpoint of base pay for executive officers of these companies.  We also observed that our annual incentive opportunity was around the 50th percentile of the executive officers working for companies in this group.  Finally, we examined the long-term incentive opportunity for our executive officers in the form of stock options granted in 2008.  Compared to the grants made for executive officers in the above referenced companies, our equity awards have been aggressive and have ensured that our executives will share appropriately in any future value creation.

We utilized both our experience in recruiting executives and the 50th percentile of the benchmark data to set our ranges for our executive base pay for 2008.  We made no changes from the salary ranges set in 2007.  Since we view the benchmark companies as competitors for talent, we believe it is useful to continue to examine their pay practices from time to time.  Once we establish our base pay ranges, performance and experience in the role, as determined by our Compensation Committee, differentiate the base pay that executives earn.

Long Term Compensation — Form of Award

The Compensation Committee has awarded stock options and restricted stock awards under the StarTek, Inc. 2008 Equity Incentive Plan.  Thus far, other equity-based incentives have not been considered but they may be considered in the future.  Options and restricted stock awards bear a relationship to the achievement of our long-term goals in that both increase in value as our stock increases in value.  A significant portion of management’s compensation package is equity-based; as such, management bears significant exposure to downside equity risk as the income they derive from these stock-based awards is contingent upon our stock’s appreciation in the marketplace.  The Compensation Committee has carefully evaluated the cost of the grants of stock options and restricted stock awards to its executive officers.  It will continue to evaluate the cost of stock options and restricted stock awards and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in building sustainable share value.

Equity Grants and Market Timing

We have not granted equity awards in coordination with the release of material, non-public information, and our equity award grant practices are separate from discussions regarding the release of such information.  The Compensation Committee makes the decision to grant stock options or restricted stock awards when new hires occur and on an annual basis and when the Compensation Committee determines that additional equity grants are necessary to retain key talent.  The Compensation Committee has approved guideline ranges for new hire and annual grants by level of position to ensure our ability to attract and retain key employees.  Grants are made on the date the Compensation Committee approves the grants and are not matched to other specific Company events except, in the case of a new hire not yet started, the actual start date becomes the grant date.

Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.  The StarTek, Inc. 2008 Equity Incentive Plan, defines “fair market value” as the closing price of one share of our common stock on the trading day on which such fair market value is determined (i.e., the grant date).

Compensation Committee Discretion

The Compensation Committee retains the authority to review executive officer base compensation and approve increases based on general performance and market norms.  The Compensation Committee also retains the authority to make long-term incentive grants (historically, stock options and more recently, restricted stock) based on several factors described in this Compensation Discussion and Analysis.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.

Executive Incentive Bonus Plan

The Compensation Committee approves the executive incentive bonus plan based on related corporate financial targets set annually by the board of directors.  The plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants in the incentive bonus plan.

Payments made under the annual executive incentive bonus plan are subject to both individual and Company-wide objectives.  The extent to which individual objectives weigh on an individual’s bonus payment is different depending on the level of the individual in the organization.  Specifically, lower level executives’ bonus payouts are weighted more heavily towards individual and business unit goals and higher ranking executives’ bonuses are weighted more heavily towards Company-wide financial metrics.

For 2008, the overall bonus targets for the executive officers ranged from 25% to 100% of each executive officer’s base salary, as follows:  the Chief Executive Officer — 100%; the Chief Financial Officer — 60%; the former Chief Operating Officer — 50%; the Senior Vice Presidents — each 40%; Vice Presidents — each 30%; and the former SVP, Sales — 25%.  Half of the overall bonus potential was tied to performance objectives for the first half of 2008 and half of the bonus potential was tied to performance objectives for the second half of 2008.  The actual amount of the bonus potential payable to executive officers for each half of 2008 was based on two types of performance objectives: corporate financial targets and individual goals.  Corporate financial targets accounted for 80% of the bonus potential for each six-month measuring period, and individual goals accounted for 20% of the bonus potential for each six-month measuring period.  Corporate financial targets were further divided into a revenue target and an earnings per share (“EPS”) target, each of which constituted 40% of the total bonus potential for each six-month measuring period.

We established a revenue target of approximately $136 million for the first half of 2008 and approximately $148 million for the second half of 2008.  The potential payout for various levels of achievement of each of the corporate financial targets was as follows:

Revenue				Earnings per Share
1st Half of 2008		2nd Half of 2008		1st Half of 2008		2nd Half of 2008
Percentage achievement of target:	Payout equals:	Percentage achievement of target:	Payout equals:	Achievement of:	Payout equals:	Achievement of:	Payout equals:
< 95%	0%	< 95%	0%	<$0.00	0%	<$0.20	0%
95%-110%	50%-150%	95%-110%	50%-150%	$0.00 - $0.12	80%-150%	$0.20 - $0.30	50%-150%
> 110%	150%	> 110%	150%	> $0.12	150%	> $0.30	150%

The individual portion of the bonus potential in 2008 was based on each executive officer’s attainment of individual goals.   These goals were specific to the executive’s role and included such milestones as bookings goals or off-shore launch initiatives.  The individual opportunity portion for executives ranged from 0% to 20% of the bonus potential for each six-month measuring period.  The extent to which individual bonuses are paid depends on (1) whether the executive officers as a team achieve sufficient revenue and profitability objectives and (2) whether the executive officers as a team achieve the attainment of certain goals.  During 2008, these goals included strategic objectives related to deepening and broadening our customer relationships, adding new clients and continuing to diversify our client base, improving the profitability of our business through operational improvements, and expanding on our delivery platform to broaden our service offerings.

Of the goals for the first half of 2008, the executive team achieved 95% of its revenue goal, resulting in a payout equal to 50% of the target revenue payout, entirely missed its EPS goal and met all or a portion of 13 of the 16 individual team goals for an average payout of 34.3% of each executive’s bonus target for the first six months of 2008.  Of the goals for the last half of 2008, the executive team achieved approximately 97% of its revenue goal, resulting in a payout equal to approximately 66% of the target revenue payout, entirely missed its EPS goal and met only 5 of 10 individual team goals for an average payout of 33.9% of each executive’s bonus target for the last six months of 2008.

As discussed above, we benchmarked the compensation of our named executive officers with that of our competitors for each element of compensation, including base pay, target bonus awards and equity awards.  The pay of our Chief Executive Officer, Chief Financial Officer and all other named executive officers was set at approximately the median rate of our peer group.  In 2008, the base pay to our Chief Executive Officer was slightly below the 50th percentile, the target bonus award was slightly above the 50th percentile and the equity compensation was slightly above the 50th percentile.  The Compensation Committee made the determination that it would weight the elements of the Chief Executive Officer’s compensation toward incentive-based and equity-based compensation to align his personal interests with those of our shareholders.  The compensation awarded to our Chief Financial Officer and other named executive officers also closely approximately the median range of the industry peer group.

Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted

We reserve the right to seek disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

When the compensation of a high performing executive is significantly low in comparison to what is being paid for similar responsibilities in comparable companies and/or to peers within the Company, the Compensation Committee may consider making a material increase in that executive’s compensation to bring it into line with the marketplace and/or to peers within the Company.  The principal factors that would be considered in decisions to decrease compensation materially would be a clear, sustained market trend and financial problems experienced by us.  Mr. Jones’ employment agreement specifies that his base salary may only be reduced if such reduction is part of a general pro-rata reduction in the base salaries of all executives implemented as a result of financial problems experienced by us, but it must be returned to its unreduced level upon cessation of such financial problems.

Impact of Previously Earned Compensation on Other Compensation

We maintain no supplemental pension plans or other programs where gains from prior compensation could influence amounts earned currently.

Severance Arrangements

We have entered into key employee agreements with the Chief Executive Officer and each of the other named executive officers, the terms of which are described below under “Employment Agreements.” The Compensation Committee believes that it is in the best interests of us and our shareholders to design compensation programs that assist us in attracting and retaining qualified executive officers, assure that we will have the continued dedication of our executive officers in the event of a pending, threatened or actual change of control, provide certainty about the consequences of terminating certain executive officers’ employment, protect us by obtaining non-compete covenants from certain executive officers that survive a termination of employment not involving a change of control and to obtain a release of any claims from those former executive officers.  Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or executive officer’s service is terminated involuntarily by us without cause, or in the case of the Chief Executive Officer, if he resigns for good reason.  The current form of key employee agreement was approved by the Compensation Committee in July 2007, and amended in February 2008 (see Exhibits 10.10 and 10.11 in the Annual Report on Form 10-K for the fiscal year ending December 31, 2007 that we filed with the SEC on February 29, 2008 - the “2007 Form 10-K”), after the Compensation Committee reviewed the key employee agreements previously in effect and current market practices related to severance arrangements and benefit levels related thereto.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take into account the impact of accounting and tax treatment on each particular form of compensation.   Our incentive payments are generally designed so that they are deductible under Section 162(m) of the Internal Revenue Code (the “Code”).  Certain restricted stock grants awarded in 2008 may not be deductible in future years, but we do not believe such amounts will be material.  Where possible, we seek to administer our programs in such a manner that they do not constitute deferred compensation under Code Section 409A.  We have no established policy related to tax gross ups in the event of a change of control or when excise taxes are due pursuant to Section 280G and related sections of the Code.  We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we will always take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

In 2008, we instituted stock ownership guidelines for outside directors and executives.  These guidelines are in addition to the ownership guidelines outlined in the employment agreements for A. Laurence Jones and David G. Durham.  These guidelines extend over a five year period so that by the fifth anniversary of becoming an executive officer or May 5, 2013, whichever is later, the Chief Executive Officer should own shares of our common having a value equal to two times his annual base salary, and each other executive officer should own shares of our common stock having a value equal to the annual base salary of such executive officer.  Restricted stock would be considered to be owned, but shares underlying unexercised options would not.  Currently all directors and executives are in compliance.  We have no policies regarding hedging economic risk and ownership.  Under Mr. Jones’ employment agreement, Mr. Jones may be terminated for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.  The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and that he is expected to be fully compliant by May 5, 2009. Under Mr. Durham’s employment agreement, Mr. Durham may be terminated for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of our common stock.  Mr. Durham was in compliance with this requirement as of March 10, 2008.

The Role of Executive Officers in Determining Compensation

In 2007, our Compensation Committee engaged Frederic W. Cook, Inc., an independent compensation consulting firm, to perform a review of our executive compensation program focusing on the program’s effectiveness in supporting our business strategy; its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value; and the changing business and regulatory environment, including new executive compensation disclosure rules effective for fiscal year 2007, institutional investor initiatives, corporate governance considerations, etc.  The review included salaries, annual performance bonuses, long-term incentives and other program features.  The consultant reported directly to the Compensation Committee.

In 2009, our Chief Executive Officer provided the Compensation Committee with performance evaluations of each executive officer’s 2008 performance based upon pre-established performance objectives and compliance with our principles, which are 1) listen before dispensing wisdom, 2) demand and maintain integrity, 3) stay optimistic, 4) be objective and seek fact-based information before making decisions, 5) insist on accountability from yourself and others for responsibilities and commitments, 6) achieve success through teamwork, 7) earn respect and be respectful of others and 8) practice the principles.  The executive team proposed that no merit increases be granted in 2009 to executives given the current economic climate.  The Compensation Committee has established an annual process for CEO evaluation.  The Chief Executive Officer provided a self-assessment of his performance to the Committee; the Committee made its own evaluation and communicated such evaluation to the CEO.   The Chief Executive Officer proposed 2009 short-tem incentive plan targets and objectives with regard to our business targets and strategic objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2009 Notice of Annual Meeting and Proxy Statement.

By the Compensation Committee:
Dr. Albert C. Yates, Chairman
Mr. Harvey A. Wagner
Dr. Ed Zschau

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in fiscal years 2006, 2007 and 2008 by the individuals who (i) served as Chief Executive Officer and Chief Financial Officer in 2008, (ii) the next three executive officers who, other than the Chief Executive and Chief Financial Officers, received the highest compensation among all executive officers in 2008 and (iii) two of our former executive officers who would have been included in (ii), but for the fact that they did not serve as executive officers as of December 31, 2008 (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary ($)	Bonus (a) ($)		Stock Awards ($) (b)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (i)(j)		Total ($)
A. Laurence Jones	2008		463,500	50,325		81,117	371,170	106,919	28,023	(e)	1,101,054
President, CEO and Director	2007		443,365	225,000	(d)	197,100	336,726	—	21,311	(e)	1,223,502
	2006	(c)	22,750	—		—	10,388	—	255		33,393

David G. Durham	2008		323,750	21,082		33,467	169,955	44,854	746		593,854
Executive VP, CFO and Treasurer	2007		99,485	128,000	(f)	9,761	46,682	—	184		284,112

Susan L. Morse	2008		229,375	9,905		4,625	90,831	21,185	10,858		366,779
Senior VP, Human Resources	2007		199,269	9,505		—	54,163	—	2,826		265,763

Mary Beth Loesch	2008		226,250	9,756		4,625	90,831	20,894	11,026		363,382
Senior VP, Business Development	2007		199,564	16,773		—	54,163	—	928		271,428

D. Michael Clayton	2008		203,750	8,834		3,083	60,525	18,819	10,466		305,477
SVP, General Counsel	2007		161,634	13,797		—	41,559	—	1,505		218,495

Patrick M. Hayes	2008		153,939	8,748		—	19,479	18,674	403,244	(g)	604,084
Former Executive VP and COO	2007		281,417	30,658		—	80,315	—	5,505		397,895
	2006		243,101	—		—	36,812	—	6,106		286,019

Michael Griffith	2008		277,461	5,600		—	12,757	11,500	179,705	(h)	487,023
Former Senior VP, Sales and	2007		484,996	—		—	25,976	—	8,987		519,959
Marketing	2006		449,123	—		—	14,680	—	2,228		466,031

(a)	None of the named executive officers earned bonuses for 2006.
(b)

The amounts shown in these columns reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R), excluding forfeitures for service-based vesting, related to stock awards and options granted to each named executive officer during 2008, 2007 and 2006, respectively. This does not reflect amounts paid to or realized by the named executive officers. The amounts include the cost not only of stock awards and option awards made in 2008, 2007 and 2006, respectively, but also certain awards made in prior years for which we incurred cost in 2008, 2007 and 2006. The assumptions used when calculating this cost are set forth in Note 9, “Share-Based Compensation” to our Consolidated Financial Statements, included in Item 8, “Financial Statements and Supplementary Financial Data” of our Annual Report on Form 10-K for the year ended December 31, 2008.

(c)

On January 5, 2007, Mr. Jones was appointed as our President and Chief Executive Officer. Mr. Jones has served on our board of directors since July 17, 2006. The compensation amounts shown for 2006 relate to his service as a director.

(d)	Mr. Jones received a bonus of $225,000 in 2007, which was guaranteed in his employment agreement as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.
(e)

Included in “All Other Compensation” is an allowance to Mr. Jones for car expenses of $14,400 and $13,200 in 2008 and 2007, respectively and an allowance to Mr. Jones for health insurance expenses of $7,162 and $6,485, in 2008 and 2007, respectively.

(f)

In 2007, Mr. Durham received a $64,000 signing bonus as an inducement to join the Company and another $64,000 was guaranteed by his employment contract as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.

(g)

Mr. Hayes’ employment with us terminated in June 2008. Under the terms of Mr. Hayes’ Separation Agreement, Mr. Hayes received a lump sum payment of $160,000 upon termination and $320,000 to be paid in equal installments over a one-year period ending on May 22, 2009. Included in All Other Compensation is the lump sum payment plus $173,333 of equal monthly installments paid in 2008, as well as a distribution of deferred compensation of $20,657. Mr. Hayes also received a vacation payout of $36,923.

(h)

Mr. Griffith’s employment with us terminated in September 2008. Under the terms of Mr. Griffith’s Separation Agreement, Mr. Griffith received a lump sum payment of $100,000 upon his termination and $200,000 to be paid in equal installments over a one-year period ending on October 8, 2009. Included in All Other Compensation is the lump sum payment plus $50,000 of equal monthly installments paid in 2008. Mr. Griffith also received a vacation payout of $19,232. Mr. Griffith’s salary during 2008, 2007 and 2006 includes commissions of $128,961, $297,538 and $274,123, respectively. Mr. Griffith’s commissions are based on actual billed monthly revenue for clients he sold services to. In the first year after contract closure, his commissions can range from 0.12% to 1.75% of billed monthly revenue, depending on the quality of the contract and nature of the customer. In the second year after contract closure, Mr. Griffith’s commission rates are approximately one-half of the first year commission rates and are subject to a maximum of 0.40% of the billed monthly revenue.

(i)                                Included in “All Other Compensation” was employer contributions related to our 401(k) Plan.  In 2008, these contributions were $2,862, $7,174, $9,995, $8,327, $11,945 and $9,651 for Mr. Jones, Ms. Morse, Ms. Loesch, Mr. Clayton, Mr. Hayes and Mr. Griffith, respectively.

(j)                                Our executive officers are covered under a group term life and disability insurance policy for which we pay a portion of the premium.  The taxable benefit related to this plan received by our named executive officers in 2008 was as follows:  $2,139 for Mr. Jones, $746 for Mr. Durham, $3,284 for Ms. Morse, $731 for Ms. Loesch, $2,139 for Mr. Clayton, $386 for Mr. Hayes and $822 for Mr. Griffith.

GRANTS OF PLAN-BASED AWARDS IN 2008

The following table includes plan-based awards made to named executive officers in 2008.  During 2008, we granted short-term incentive plan awards, stock option awards and restricted stock awards.

	Grant	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Restricted		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option Awards	Aggregate Grant Date Fair Value of Stock and Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Stock (#)		Options (#)		($/Share)	Awards ($)
A. Laurence Jones	5/5/2008				10,000		—		—
	5/5/2008				—		50,000		9.01	172,000
		213,210	370,800	556,200

David G. Durham	5/5/2008				—		25,000		9.01	86,000
		89,355	155,400	233,100

Susan L. Morse	5/5/2008				3,000		—		—
	5/5/2008				—		25,000		9.01	86,000
		42,205	73,400	110,100

Mary Beth Loesch	5/5/2008				3,000		—		—
	5/5/2008				—		25,000		9.01	86,000
		41,630	72,400	108,600

D. Michael Clayton	5/5/2008				2,000		—		—
	5/5/2008				—		20,000		9.01	68,800
		37,490	65,200	97,800

Patrick M. Hayes	5/5/2008				5,000	(b)	—		—
	5/5/2008				—		25,000	(b)	9.01	86,000
		35,406	61,576	92,363

Michael Griffith	5/5/2008				—		20,000	(b)	9.01	68,800
		17,078	29,700	44,550

(a)	Non-equity incentive plan refers to the portion of our executive incentive bonus plan that is based on Company-wide financial goals.
(b)	Mr. Hayes’ and Mr. Griffith’s employment with us terminated during 2008, and the awards set forth above did not vest.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the named executive officers as of December 31, 2008.  No information is provided for Mr. Hayes or Mr. Griffith because neither of them had any outstanding equity awards as of December 31, 2008.  All stock options were granted ten years prior to the expiration date listed in the table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
A. Laurence Jones	—	50,000	9.01	5/5/2018			(a)
	191,654	208,346	9.60	1/24/2017	—	—	(e)
	3,000	—	12.45	7/17/2016	—	—	(b)
					30,000	133,500	(c)

David G. Durham	—	25,000	9.01	5/5/2018	—	—	(a)
	51,561	113,439	10.04	9/10/2017	—	—	(a)
	—	—	—		6,667	29,668	(d)

Susan L. Morse	—	25,000	9.01	5/5/2018			(a)
	19,787	30,213	9.71	5/11/2017	—	—	(a)
	22,910	27,090	10.85	2/16/2017	—	—	(a)
					3,000	13,350	(d)

Mary Beth Loesch	—	25,000	9.01	5/5/2018			(a)
	19,787	30,213	9.71	5/11/2017	—	—	(a)
	22,910	27,090	10.85	2/16/2017	—	—	(a)
					3,000	13,350	(d)

D. Michael Clayton	—	20,000	9.01	5/5/2018			(a)
	12,864	19,636	9.71	5/11/2017	—	—	(a)
	14,895	17,605	10.85	2/16/2017	—	—	(a)
					2,000	8,900	(d)

(a)	Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.
(b)

On January 5, 2007, Mr. Jones was appointed as our President and Chief Executive Officer. Mr. Jones has served on our board of directors since July 17, 2006. Upon election to the board of directors, Mr. Jones received the option to acquire 3,000 shares of common stock under the Directors’ Option Plan which vested immediately upon grant.

(c)

Upon his appointment as our President and Chief Executive Officer, Mr. Jones was granted 30,000 shares of restricted stock which vest as follows: 10,000 shares on January 5, 2008 and 20,000 shares on January 5, 2011. The second tranche of 20,000 shares may vest on an accelerated schedule of 10,000 upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2008 fiscal year and 10,000 shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2009 fiscal year. As of December 31, 2008, no shares of the second tranche were vested. In addition, Mr. Jones was granted 10,000 restricted shares on May 5, 2008, which remained unvested as of December 31, 2008 and vest according to the schedule in footnote (d).

(d)	Restricted stock awards vest as to one third of the shares on the first anniversary of the date of grant and one third of the shares on each anniversary thereafter for two years.
(e)	Options vest as to 20% of the shares on January 5, 2008, and as to 1.667% of the shares on the 5th day of each month thereafter for 48 months.

2008 OPTION EXERCISES AND STOCK VESTED

During 2008, none of our named executive officers exercised stock options.   During 2008, certain executive officers vested in restricted stock awards as described below.

Name	Number of Shares Acquired Upon Vesting	Aggregate Dollar Value Realized on Vesting
A. Laurence Jones	10,000	$91,900

David G. Durham	3,333	$28,430

NONQUALIFIED DEFERRED COMPENSATION IN 2008

Effective October 31, 2008, we terminated our deferred compensation plan.  It was replaced with a safe harbor 401(k) plan that we adopted on January 1, 2007.  All funds in the deferred compensation plan will be distributed to participants with interest by December 2009.  The deferred compensation plan was available to our officers, senior management and others as designated by the Compensation Committee.  Participants in the deferred compensation plan could elect to defer a percentage of their annual base salary, commissions or their incentive compensation.  There were no contributions made to the deferred compensation plan during fiscal 2008.

The following table provides information about the named executive officers who participated in our deferred compensation plan.  Aggregate earnings and distributions related to the named executive officers’ deferred compensation account have been included in “All Other Compensation” in the Summary Compensation Table.

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last FYE ($)
Patrick M. Hayes	—	—	(5,423)	(20,657)	—
Michael Griffith	—	—	(1,764)	—	2,436	(a)

(a)  As of December 31, 2008, the funds in Mr. Griffith’s deferred compensation account had not yet been distributed but will be distributed within six months of his termination date.

During 2008, Mr. Hayes and Mr. Griffith earned rates of return of (20.8%) and (42.0%), respectively, on their deferred compensation accounts, based on their participant-directed investment allocations.

EMPLOYMENT AGREEMENTS

A. Laurence Jones

On January 5, 2007, we entered into an Employment Agreement with Mr. Jones in connection with the appointment of Mr. Jones as our President and Chief Executive Officer. The Employment Agreement provides for an initial annual base salary of $450,000, subject to review at least once per year by the Compensation Committee, which may adjust the annual base salary based on performance and a comparison to market conditions. Mr. Jones’ base salary can only be reduced in connection with a general, pro-rata reduction in base salaries of all executive officers as a result of financial problems experienced by us and his salary must be returned to the unreduced level upon conclusion of any such financial problems. Mr. Jones will be eligible to participate in our annual Incentive Bonus Plan with a bonus potential of 100% of his then current annual base salary at 100% target attainment.

The Employment Agreement also provides for the grant of an option to purchase 400,000 shares of our common stock and the grant of 30,000 shares of restricted stock. The options were granted on January 24, 2007, with an exercise price of $9.60 (equal to the closing price of our common stock on that date). The option vested as to 20% of the shares on January 5, 2008, and vests as to 1.667% of the option shares on the 5th day of each month thereafter for 48 months. The option expires ten years after the date of grant; however, if Mr. Jones’ employment with us terminates earlier, all unvested options will be forfeited and he will have (a) three months to exercise any vested options in the event of termination of his employment by us for cause, (b) eighteen months to exercise any vested options in the event of termination of his employment by us without cause or termination by Mr. Jones for good reason and (c) six months to exercise any vested options in the event of any other termination of his employment. The restrictions on the shares of restricted stock lapsed as to 10,000 shares on January 5, 2008, and lapse as to 20,000 shares on January 5, 2011, provided that the restrictions on the 20,000 share tranche may lapse earlier as to 10,000 of such shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2009 fiscal year.

Pursuant to the Employment Agreement, Mr. Jones receives a car allowance of $1,200 per month. Mr. Jones’ employment with us can be terminated at any time for any reason by us or Mr. Jones. However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive the equivalent of twenty-four (24) months of his then current annual base salary, a lump sum amount equal to 200% of his then current annual base salary, plus an annual bonus for the year during which termination occurs, pro-rated for time and performance, and he will receive continued health care benefits for 24 months after the termination of his employment. We are only required to make such payments if Mr. Jones is in material compliance with the Employment Agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us. “Cause” and “good reason” are defined in the Employment Agreement. Among other things, we can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.   The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and that he is expected to be fully compliant by May 5, 2009.

The Employment Agreement also provides for non-disclosure by Mr. Jones of our confidential or proprietary information, and includes covenants by Mr. Jones not to compete with us or hire or solicit our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 24 months following the termination of his employment. Mr. Jones also assigned to us any rights he may have to intellectual property conceived in the scope of his employment.

David G. Durham

On August 22, 2007, we entered into an Employment Agreement with Mr. Durham in connection with the appointment of Mr. Durham as our Executive Vice President, Chief Financial Officer, and Treasurer. The agreement provides for an initial annual salary of $320,000, subject to review at least once per year by the Compensation Committee.  Mr. Durham is eligible to participate in our annual incentive bonus plan with a bonus potential of 60% of his then current annual base salary at 100% target attainment.  The Employment Agreement specifies that, for 2007 Mr. Durham’s bonus would be based on Company revenue and earnings per share goals for fiscal year 2007, prorated based on the three full months of service he rendered to us during 2007, and was guaranteed to be at least $64,000.  Mr. Durham received a bonus for 2007 of the guaranteed minimum amount of $64,000.

The Employment Agreement also provides for the grant of an option to purchase 165,000 shares of our common stock, and the grant of 10,000 shares of restricted stock, each on the date that Mr. Durham commenced employment with us.  The exercise price for the option equals the closing price of our common stock on such date of grant. The option will vest as to 25% of the shares after one year with ratable monthly vesting thereafter, subject to accelerated vesting upon a change of control. The option was granted pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, which was filed as an exhibit to Schedule 14A filed with the SEC on March 27, 2007.

The restrictions on the shares of restricted stock lapsed as to 3,333 shares on September 10, 2008, lapse as to 3,333 shares on September 10, 2009 and as to 3,334 shares on September 10, 2010.

Mr. Durham’s employment with us can be terminated at any time for any reason by us or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to 60% of his then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, and, if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months following the termination of his employment, we will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in the Employment Agreement.

The agreement also provides for non-disclosure by Mr. Durham of our confidential or proprietary information, and includes covenants by Mr. Durham not to compete with us or hire or solicit our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 12 months following the termination of his employment.  Mr. Durham also assigned to us any rights he may have to intellectual property conceived in the scope of his employment.

Executive Officer Employment Contracts

During 2008, the Compensation Committee approved amendments to the employment contracts with the executive officers, other than the Chief Executive Officer and the Chief Financial Officer, using a form of amendment approved by the Compensation Committee. This form of amendment was used for Mr. Durham’s Employment Agreement, as described in more detail above.

The principal terms and conditions of the contracts, as amended, include: (a) that employment is at-will, (b) full-time service is to be rendered exclusively to us, (c) customary employee benefits, expense reimbursement, and paid time off, (d) obligation to comply with our policies and procedures, (e) payment of base salary, bonus, and (if applicable) other incentive compensation, (f) that stock options, if granted, shall be subject to terms of our stock option plan and any notice or agreements approved by our board of directors, (g) execution of our Proprietary Information and Inventions Agreement whereby our information must be kept confidential and certain intellectual property rights conveyed to us, (h) during and for a period of time following employment a duty not to compete with us nor to solicit our employees, (i) termination provisions, including Company-paid severance in the event employment is terminated by us without “Cause” as that term is defined in the contract, (j) only in the case of an executive vice president, such as the Chief Operating Officer or Chief Financial Officer, Company-paid severance also in the event employment is terminated by the executive for “Good Reason” as that term is defined in the contract, and (k) other provisions customary for an employment contract.

Each of the executive officers, other than the Chief Executive Officer, has signed the general form of amendment and had previously signed the general form of employment agreement.  Material differences among those agreements, such as salary, bonus, and severance, are described below:

Name	Base Salary(1)	Bonus(2)		Severance(3)
David Durham(4)	$325,000	60	%(5)	12 months
Susan Morse	$232,500	40%		12 months
Mary Beth Loesch	$230,000	40%		12 months
Michael Clayton	$205,000	40%		12 months
Patrick Hayes(6)	$320,000	50%		12 months
Michael Griffith(7)	$200,000	25%		12 months

Notes:

(1) Base salary is stated on a per annum basis and represents each named executive officer’s current base salary as of December 31, 2008.  In the case of Patrick Hayes and Michael Griffith, the base salary represents the base salary as of their termination date.

(2) “Bonus” denotes potential bonus amount, expressed as a percent of base salary, in the event of 100% target attainment. Actual amount of bonus, if any, may be more or less than this amount depending on actual performance. See the Incentive Bonus Plan (2008 and 2009) attached as Exhibit 10.25 to the Annual Report on Form 10-K filed with the SEC on February 29, 2008.

(3) “Severance” denotes the amount of severance payment expressed as months of base salary and months used to calculate the prorated bonus, as well as the period of time following termination of employment in which the non-competition and non-solicitation covenants remain in effect. In addition, for up to the same number of months, we will continue to pay a portion of the executive’s monthly health insurance premiums under COBRA equal to our monthly contribution towards the executive’s health insurance prior to termination of employment.

(4) Mr. Durham’s employment contract also provided for grants of restricted stock and stock options pursuant to separate agreements.  As with grants of stock options to the other executive officers named above, the grant to Mr. Durham was made pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, using the form of agreement approved by the Compensation Committee to be used for such grants.

(5)  Mr. Durham’s employment contract also included a one-time, lump-sum signing bonus of $64,000 and further provided that for 2007, Mr. Durham would be entitled to a guaranteed minimum bonus of $64,000.

(6)  Mr. Hayes’ employment with us ended June 23, 2008.

(7) Mr. Griffith’s employment with us ended September 30, 2008.  For part of fiscal year 2008 during which he was employed by us, Mr. Griffith’s incentive compensation included: (i) 25% of base salary if the Company achieves 100% of its 2008 corporate business targets for operating income and revenue growth, (ii) 30% of base salary for achieving

2008 bookings target for new business, (iii) sales commission pursuant to the terms of the 2007 Sales Commission Plan, and (iv) sales commission pursuant to the terms of the 2008 Sales Commission Plan. See the description of Mr. Griffith’s other incentive compensation in Current Report on Form 8-K filed with the SEC on May 17, 2007, the 2007 Sales Commission Plan attached as Exhibit 10.113 to Quarterly Report on Form 10-Q filed with the SEC on August 8, 2007, and the 2008 Sales Commission Plan attached as Exhibit 10.24 to Annual Report on Form 10-K filed with the SEC on February 29, 2008.  During 2008, Mr. Griffith earned a salary of $150,000, commissions of $128,961 and bonus of $17,100.

Prior to the current form of employment agreements, as amended, these executive officers had employment contracts that differed from the general form of agreement.  As compared to those prior agreements, the current form of agreement made severance provisions more uniform and added obligations for the executive officer not to compete with us following termination of employment.

A. Emmet Stephenson, Jr.

In 2006, we entered into a verbal agreement with A. Emmet Stephenson, Jr. under which Mr. Stephenson is an employee of our StarTek Holdings subsidiary.  Mr. Stephenson is paid $50,000 per year for managing our StarTek Holdings subsidiary.  This agreement is scheduled to terminate August 31, 2009.

Potential Payments Upon Termination or Change in Control

A summary of the potential payments that each of our named executive officers would have received upon involuntary termination for other than “cause” (as described in each respective named executive officer’s employment agreement summary, above) and upon a termination related to change in control, assuming that each triggering event occurred on December 31, 2008, follows:

	Involuntary termination for other than "cause," whether or not related to a change in control								Change in Control
	Continuation of Salary		Lump Sum Payment		Non-Equity Incentive Plan Compensation/ Bonus ($) (d)	Perquisites ($) (a)	Total ($)		Acceleration of Equity Awards ($) (b)

A. Laurence Jones (c)	927,000		927,000		157,244	10,592	2,021,836		22,250
David G. Durham (c)	325,000		195,000		65,936	5,296	591,232		—
Susan L. Morse	232,500		93,000		31,090	4,266	360,856		6,675
Mary Beth Loesch	230,000		92,000		30,650	3,324	355,974		6,675
D. Michael Clayton	205,000		82,000		27,653	3,989	318,642		4,450
Patrick M. Hayes	320,000	(e)	160,000	(e)	—	—	480,000	(e)	—
Michael Griffith	200,000	(e)	100,000	(e)	—	—	300,000	(e)	—

(a)	The perquisites relate to reimbursement of health insurance premiums.
(b)

Upon a change in control, the StarTek, Inc. Stock Option Plan, as amended (the “Option Plan”), would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full. Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination. Any option not exercised by the effective date of termination of the Option Plan terminates on such date. Unvested restricted shares do not accelerate upon a change in control. In May 2008, the StarTek, Inc. 2008 Equity Incentive Plan (the “2008 EIP”) replaced the Option Plan. Although no awards have been made under the Option Plan since then, options previously granted under the Option Plan remain outstanding. The 2008 EIP was described in the Proxy Statement that was filed with the Securities and Exchange Commission on March 20, 2008. Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months. The table above shows the value as of December 31, 2008, of the acceleration of equity awards upon a change in control.

(c)

Mr. Jones and Mr. Durham receive the same potential payments for termination for “good reason” as they would receive for involuntary termination for other than “cause.”The terms “cause” and “good reason” are defined in their respective employment agreements (see below).
(d)	Upon termination, the executives would receive their prorated bonus earned for the current year. The amounts in the above table represent the bonus earned in 2008.
(e)	The amounts in the table for Mr. Hayes and Mr. Griffith reflect actual amounts paid upon termination.

A. Laurence Jones.

Mr. Jones’ employment with us can be terminated at any time for any reason by us or Mr. Jones.  However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive the equivalent of twenty-four (24) months of his then current annual base salary, a lump sum payment equal to 200% of his then current annual base salary plus an annual bonus for the year during which termination occurs, pro-rated for time and performance, and he will receive continued health care benefits for 24 months following his termination.  “Cause” and “good reason” are defined in his employment agreement (See Exhibits 10.17 and 10.18 in our 2007 Form 10-K) and summarized here:

In general, “cause” includes:

(a)          fraud or dishonesty with respect to us;

(b)         conviction of a felony or crime involving moral turpitude, deceit, dishonesty, or fraud;

(c)          gross negligence, willful misconduct, or intentional insubordination;

(d)         material breach by him of any agreement with us that is not cured within 30 days; or

(e)          his failure, on or after January 5, 2009, to own at least (i) 30,000 shares of our common stock or (ii) shares having a total market value of at least $300,000.

In general, “good reason” includes:

(a)          assignment of duties to him that are substantially inconsistent with his role as our chief executive officer;

(b)         reduction of his base salary, except as part of across-the-board reductions of all of our executive officers;

(c)          being required by us to relocate his primary residence more than 35 miles from Boulder, Colorado; or

(d)         material breach by us of any agreement with him that is not cured within 30 days.

We are required to make such payments only if Mr. Jones is in material compliance with his employment agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us.  Among other things, we can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.  The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and that he is expected to be fully compliant by May 5, 2009. Mr. Jones must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Jones from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 24 months after his termination.

David G. Durham.

Mr. Durham’s employment with us can be terminated at any time for any reason by us or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to 60% of his then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, and, if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, we will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in his employment agreement (See Exhibit 10.21 in our 2007 Form 10-K).  In general, “good reason” includes:

(a)          reduction of his base salary, bonus, or benefits except as part of across-the-board reductions of all of our executive officers;

(b)         assignment of duties that are substantially inconsistent with his position with us and not a reasonable advancement for him; or

(c)          the executive’s principal place of performing services for us being relocated more than 60 miles from its current location.

For a summary of “cause,” see Summary of “Cause” below.  Among other things, we can terminate Mr. Durham for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of our common stock.  Mr. Durham was in compliance with this requirement as of March 10, 2008.  Mr. Durham must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Durham from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 12 months after his termination.

Mary Beth Loesch.

The employment of Ms. Loesch with us can be terminated at any time for any reason by us or Ms. Loesch. However, if Ms. Loesch’s employment is terminated without cause, she will be entitled to receive the equivalent of twelve (12) months of her then current annual base salary, a lump sum amount equal to forty percent (40%) of her then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Ms. Loesch timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Ms. Loesch for a portion of the cost of her COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in her employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Ms. Loesch must comply with covenants in her employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Ms. Loesch from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during her employment with us and for a restricted period equal to twelve months after her termination.

Susan L. Morse.

The employment of Ms. Morse with us can be terminated at any time for any reason by us or Ms. Morse. However, if Ms. Morse’s employment is terminated without cause, she will be entitled to receive the equivalent of twelve (12) months of her then current annual base salary, a lump sum amount equal to forty percent (40%) of her then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Ms. Morse timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Ms. Morse for a portion of the cost of her COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in her employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Ms. Morse must comply with covenants in her employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Ms. Morse from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during her employment with us and for a restricted period equal to twelve months after her termination.

D. Michael Clayton.

The employment of Mr. Clayton with us can be terminated at any time for any reason by us or Mr. Clayton. However, if Mr. Clayton’s employment is terminated without cause, he will be entitled to receive the equivalent of twelve (12)  months of his then current annual base salary, a lump sum amount equal to forty percent (40%) of his then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Mr. Clayton timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Mr. Clayton for a portion of the cost of his COBRA premiums that is equal to the our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” is defined in his employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Mr. Clayton must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Clayton from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to twelve months after his termination.

Summary of “Cause”

The definition of “cause” appearing in the employment agreements of Mr. Durham, Ms. Loesch, Ms. Morse, and Mr. Clayton is the same.  In general, that definition of “cause” includes:

(a)          incompetence;

(b)         failure or refusal to perform required duties;

(c)          violation of law (other than traffic violations, misdemeanors or similar offenses), court order, regulatory directive, or agreement;

(d)         material breach of the executive’s fiduciary duty to us; or

(e)          dishonorable or disruptive behavior that would be reasonably expected to harm us or bring disrepute to us, our business, or any of our customers, employees or vendors.

Acceleration of Equity Awards upon Change in Control

Options granted to each of Ms. Loesch, Ms. Morse, and Messrs. Jones, Durham, and Clayton were granted under the Option Plan.  Upon a change in control, the Option Plan would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full.  Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination.  Any option not exercised by the effective date of termination of the Option Plan terminates on such date.  Under the terms of the Option Plan, a change in control includes our dissolution or liquidation, or our reorganization, merger or consolidation with one or more corporations where either (a) we are not the surviving corporation, or (b) we are the surviving corporation and our stockholders immediately prior to such transaction do not own at least fifty percent (50%) of our issued and outstanding common stock immediately after such transaction.  A change in control also includes a sale of substantially all of our assets to another entity or the sale of our common stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of our issued and outstanding common stock immediately after such sale(s).

In 2008, options and restricted stock were granted to each of Ms. Loesch, Ms. Morse, and Messrs. Jones and Clayton under the 2008 EIP and options were granted to Mr. Durham under the 2008 EIP.  Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.  Vesting of restricted shares granted to Mr. Jones on January 6, 2007 and to Mr. Durham on September 10, 2007 do not accelerate upon a change in control, as they were not granted pursuant to a plan.

Summary of “Change in Control”

Pursuant to the 2008 EIP, a change in control will generally occur, subject to certain conditions and exceptions set forth in the 2008 EIP, upon:

(a)  an acquisition by any person of beneficial ownership of 30% or more of our then outstanding shares of common stock or the combined voting power of our then outstanding voting securities;

(b)  incumbent members of our board of directors ceasing for any reason to constitute at least a majority of the board;

(c)  our consummation of a reorganization, merger or consolidation with or into another entity, unless our stockholders immediately prior to such transaction own at least a majority of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the surviving or acquiring entity resulting from the transaction;

(d)  our consummation of the sale or other disposition of all or substantially all of our assets; or

(e)  approval by the stockholders of our complete liquidation or dissolution.

COMPENSATION OF DIRECTORS

The following table sets forth certain information concerning the compensation earned in fiscal year 2008 by our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (a) (b) ($)	Option Awards (a) (b) ($)	Total ($)
Ed Zschau	$74,250	$21,624	$—	$95,874
P. Kay Norton	$55,500	$21,624	$—	$77,124
Albert C. Yates	$56,750	$21,624	$—	$78,374
Harvey A. Wagner	$38,333	$—	$28,026	$66,359

(a)

The amounts shown in these columns reflect the total estimated compensation expense for financial reporting purposes under FAS 123(R) related to options and restricted stock awards granted to each director during 2008. This does not reflect amounts paid to or realized by the directors. The assumptions used when calculating this cost are set forth in Note 9, “Share-Based Compensation” to our Consolidated Financial Statements included in Item 8, “Financial Statements and Supplementary Financial Data” of our Annual Report on Form 10-K for fiscal year 2008.

(b)

On May 5, 2008, each of our directors was granted an annual award of either 3,600 shares of restricted stock or 9,000 stock options. The directors chose which type of award they were granted. The stock options and restricted stock awards vest as to 25% of the shares three months from the date of grant, 25% of the shares six months from the date of grant, 25% of the shares nine months from the date of grant and 25% of the shares twelve months from the date of grant. Stock options granted prior to May 5, 2008 vested immediately. The grant date fair-value of stock options granted during 2008 to non-employee directors was $4.67 per share.

Effective April 1, 2008, non-employee directors receive cash retainers at the rates set forth below, which are earned and paid on a quarterly basis:

$35,000 per annum	Retainer for each non-employee director
$15,000 per annum	Additional retainer for serving as Chairman of the Board
$7,500 per annum	Retainer for each member of the Audit Committee

$7,500 per annum	Additional retainer for serving as Chairman of the Audit Committee
$5,000 per annum	Retainer for each member of the Compensation Committee
$5,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee
$2,500 per annum	Retainer for each member of the Governance and Nominating Committee
$2,500 per annum	Additional retainer for serving as Chairman of the Governance and Nominating Committee

Effective January 1, 2008, for attending a special meeting of our board of directors that the Chairman determines to be required due to an extraordinary event, such as a potential merger or acquisition, internal investigation, or the like, but not with respect to other special meetings of our board, each non-employee director also receives a meeting fee of $1,000.

On May 5, 2008, each of our non-employee directors was granted an annual award of either 3,600 shares of restricted stock or 9,000 stock options.  The directors chose which type of award they were granted.  The stock options and restricted stock awards vest as to 25% of the shares after three months from the date of grant, 25% of the shares after six months from the date of grant, 25% of the shares after nine months from the date of grant and 25% of the shares after twelve months from the date of grant.

As of December 31, 2008, our current non-employee directors had the following outstanding equity awards:

Director	Aggregate number of stock options (vested and unvested)	Aggregate number of unvested restricted stock awards
Ed Zschau	30,000	1,800
P. Kay Norton	15,000	1,800
Albert C. Yates	15,000	1,800
Harvey A. Wagner	9,000	—

CERTAIN TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

Pursuant to the Audit Committee charter, the Audit Committee of the board of directors reviews periodically, but at least annually, a summary of our transactions with our directors and executive officers and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  This list of transactions is compiled via questionnaires that are distributed annually to all our directors and officers and upon initial employment and/or election to the board.  The Audit Committee has adopted guidelines for the review and approval of related party transactions (the “Transaction Guidelines”).  In February 2009, after a competitive auction, assets of our StarTek Holdings subsidiary were purchased by Mr. Emmet Stephenson, who holds approximately 19.7% shares of our common stock, for approximately $7.1 million.  The Audit Committee reviewed and approved this proposed purchase in advance, pursuant to the Transaction Guidelines.

Registration Rights Agreement

We have entered into a registration rights agreement with Mr. Stephenson, a greater than 10% stockholder and former director, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family.  The agreement was effective on June 9, 2004 and terminates on the earlier of (i) June 9, 2009, or (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding.  Mr. Stephenson owned 2,914,382 shares, or 19.67%, of our common stock outstanding as of March 1, 2008. Under the registration rights agreement, the holders of one-third or more of the registrable shares, as defined in the registration rights agreement, may demand that we file a registration statement under the Securities Act of 1933 covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.

The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions), no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.

Investor Rights Agreement

We have entered into an investor rights agreement with Mr. Stephenson that took effect on June 9, 2004 and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that, subject to the board of director’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the Board if there is an odd number of directors, or two less than a majority if there is an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were elected by Mr. Stephenson.  Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee and the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2009. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2008 and 2007 were as follows:

Audit Fees.  Fees rendered for professional audit services related to our annual financial statements for the years ended December 31, 2008 and 2007 were $388,000 and $372,000, respectively. These amounts include fees associated with the annual audit of our consolidated financial statements and our internal control over financial reporting (which includes procedures related to the implementation of the internal control provisions set forth in Section 404 of the Sarbanes-Oxley Act of 2002).  Fees for audit services also include fees for the reviews our Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents and a statutory audit in the Philippines.

Audit-Related Fees.  During the years ended December 31, 2008 and 2007, we paid $9,587 and $7,516, respectively, to Ernst & Young LLP for audit-related services. Audit-related services primarily included attest services related to reports to regulatory agencies and local municipalities.

Tax Fees.  During the years ended December 31, 2008 and 2007, we paid $6,947 and $13,015, respectively, to Ernst & Young LLP for tax services. Tax fees included fees for tax compliance and consulting services related to our annual federal and state tax returns and Philippine tax returns.

All Other Fees.  During the years ended December 31, 2008 and 2007, there were no other fees billed or incurred.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.

The Audit Committee and the board of directors unanimously recommend that our stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Statement on Auditing Standards No. 61, as amended, SEC rules, and other professional standards.  The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence.  In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee held four meetings during 2008 and took no action by unanimous written consent in lieu of a meeting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

By the Audit Committee:
Mr. Harvey A. Wagner, Chairman
Ms. P. Kay Norton
Dr. Ed Zschau

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2008, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,628,702	$11.45	1,098,278
Equity compensation plans not approved by stockholders	—	—	—
Total	1,628,702	$11.45	1,098,278

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2010 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Secretary, no later than the close of business on November 18, 2009, for inclusion in our proxy statement relating to the 2010 Annual Meeting.  Under our By-laws, the Secretary must receive notice at our executive offices between February 3, 2010 and March 5, 2010 of any matters to be proposed by a stockholder at the 2010 Annual Meeting in order for such matters to be properly considered at the meeting.  However, if the date of the 2010 Annual Meeting is a date that is more than 30 days before or more than 60 days after May 4, 2010, the anniversary date of the 2009 Annual Meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 90th day prior to the 2010 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2010 Annual Meeting or the 10th day following the day on which public announcement of the 2010 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our board of directors believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the board. Accordingly, stockholders and other interested parties desiring to send a communication to the board of directors, or to a specific director, may do so by sending a letter to our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the board of directors or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors.  Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Chairman and lead independent director.

MISCELLANEOUS

Our Annual Report to Stockholders for the year ended December 31, 2008, will be made available with this Proxy Statement to stockholders of record as of March 5, 2009.  The Annual Report to Stockholders for the year ended December 31, 2008, does not constitute a part of the proxy soliciting materials.

Our board of directors and management team are not aware of any other business that may come before the Annual Meeting.  However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

A. Laurence Jones
President and Chief Executive Officer

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request.  A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.  Our Annual Report on Form 10-K as well as our Forms 10-Q and other SEC filings can also be obtained over the Internet through the “Investor Relations” section of our web site.  Our Internet address is http://www.startek.com.  We also make the charters for the compensation committee, audit committee and governance and nominating committee of our board of directors, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, available on the “Investor Relations” page of our web site.  Any of these materials are available in print upon request.  Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

STARTEK, INC.

C/O COMPUTERSHARE TRUST COMPANY NA

P.O. BOX 43070

PROVIDENCE, RI 02940-3078

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For	Withhold	For All
All	All	Except
The Board of Directors recommends that you vote “For” the following.
1. Election of Directors	☐	☐	☐

Nominees

01 Ed Zschau
02 P. Kay Norton
03 Albert C. Yates
04 A. Laurence Jones
05 Harvey A. Wagner

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s).	For	Against	Abstain

2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000013844_1   R2.09.01.08

Important Notice Regarding the Availability of Proxy Materials: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

StarTek, Inc.

Proxy for the Annual Meeting of Stockholders - May 4, 2009

This Proxy is solicited on behalf of the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2009 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or A. Laurence Jones, and each of them, his attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 4, 2009, at 8:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.

This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1 and 2.

Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.

Continued and to be signed on reverse side

0000013844_2   R2.09.01.08